SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2023

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Commission File Number 0-51331

Maryland	75-3199276
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

60 North Frontage Road, Burr Ridge, Illinois 60527
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2023, BankFinancial, NA (the “Bank”) entered into an employment agreement (the “Agreement”) with Marci L. Slagle, Equipment Finance President. The Agreement is effective as of February 17, 2023.

The term of the Agreement ends on February 17, 2025, and unless certain termination events occur, the term will generally extend for an additional twelve months on each anniversary date thereafter, such that the term will be twenty-four months.  Under the Agreement, Ms. Slagle will be paid an annual base salary and will be provided with certain benefits applicable to executive personnel.

The Agreement provides disability benefits, death benefits and severance in the event of a qualifying termination of employment.  In the event the executive’s employment is terminated without cause or for “good reason” (as defined in the Agreement), the executive would be paid an amount equal to two times the executive’s “average annual compensation” (as defined in the Agreement), in a lump sum, and the executive would receive continued coverage under certain insurance plans for twenty-four months.

The Agreement requires the executive to execute a general release in consideration for any severance amounts and provide non-solicitation restrictions.

Under the Agreement, the definition of “good reason” includes: (i) the relocation of executive’s principal place of employment to a place that is more than 15 miles from designated locations, (ii) a reduction in the executive’s base salary or a material reduction in the benefits; (iii) a material uncured breach of the employment agreement; and (iv) a material diminution in executive’s duties and responsibilities following the consummation of a “change of control” (as defined in the Agreement, and referred to herein as a “Double Trigger”). Consequently, the Agreement requires a Double Trigger for payment to be made in connection with a change in control.

The foregoing description of the Agreement does not purport to be complete and it is qualified in its entirety by reference to the Agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits

Number	Description

10.1	Employment Agreement by and among BankFinancial, NA and Marci L. Slagle dated February 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	February 22, 2023	BANKFINANCIAL CORPORATION
		By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer